EXHIBIT 23.1




                            CHILD, SULLIVAN & COMPANY

            A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
              1284 W. Flint Meadow Dr. Suite D, Kaysville, UT 84037
            Phone: (801) 927-1337                  Fax: (801) 927-1344




               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


To the Board of Directors
Dahua, Inc.

As independent registered public accountants of Dahua Inc. and its subsidiary Bauer Invest, Inc., we hereby consent to the use of our report dated March 23, 2005, with respect to the consolidated financial statements of Bauer Invest, Inc. and its subsidiary Beijing Dahua Real Estate Development Ltd. in the Registration Statement of Dahua Inc., an entity formed as successor of Bauer Invest, Inc., on Form SB-2, Amendment No. 1, which is to be filed by Dahua Inc. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



/s/ CHILD, SULLIVAN & COMPANY
-----------------------------
CHILD, SULLIVAN & COMPANY


Salt Lake City, Utah
August 8, 2005